CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 24, 2017 relating to the December 31, 2016 financial statements of US EXP Group Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

LIGGETT & WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

June 30, 2017